Exhibit 10.22.5.10.2

Execution Version

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

July 17, 2018

among

PRIMEENERGY CORPORATION,

as Borrower,

THE LENDERS PARTY HERETO,

COMPASS BANK,

as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agent,

and

BBVA COMPASS,

as Sole Lead Arranger and Sole Book Runner

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of July 17, 2018, among PRIMEENERGY CORPORATION, a Delaware corporation (the “Borrower”), the financial institutions executing this Amendment as Lenders, and COMPASS BANK, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as Issuing Bank.

R E C I T A L S

A. The Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of February 15, 2017, and as amended by a First Amendment to Third Amended and Restated Credit Agreement dated as of December 22, 2017 (collectively, the “Original Credit Agreement”).

B. The Existing Lenders party hereto constitute all of the Lenders party to the Original Credit Agreement immediately prior to the effective date of this Amendment.

C. The parties desire to amend the Original Credit Agreement as hereafter provided.

NOW THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms. All terms used herein that are defined in the Credit Agreement (as hereinafter defined) shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, from and after the Effective Date, (a) all references in the Original Credit Agreement and, where appropriate in the context, in the other Loan Documents to the “Credit Agreement” shall be deemed to be references to the Original Credit Agreement, as amended by this Amendment and as the same may hereafter be amended or otherwise modified from time to time, and (b) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by the Modification Papers and as the same may hereafter be amended or otherwise modified from time to time. In addition, the following terms have the meanings set forth below:

“Credit Agreement” means the Original Credit Agreement, as amended by this Amendment.

“Effective Date” means the date on which the conditions specified in Section 2 below are satisfied (or waived in writing by the Administrative Agent).

“Modification Papers” means this Amendment, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2. Conditions Precedent. The obligations and agreements of the Lenders as set forth in this Amendment are subject to the satisfaction, unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

A. Amendment. This Amendment shall have been duly executed and delivered by each of the parties hereto.

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 1

B. Fees. The Borrower shall have paid to the Administrative Agent the fees set forth in the Fee Letter between them dated July 2, 2018

C. Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.

3. Amendments to Original Credit Agreement. On the Effective Date, the Original Credit Agreement shall be amended as follows:

(a) The pricing grid set forth in the definition of Applicable Margin shall be amended to read in its entirety as follows:

Borrowing Base Utilization Percentage	Eurodollar Loans	ABR Loans
<25%	2.00%	1.00%
>25% and <50%	2.25%	1.25%
>50% and <75%	2.50%	1.50%
>75% and <90%	2.75%	1.75%
>90%	3.00%	2.00%

(b) The definitions of Consolidated Cash Balance, Consolidated Cash Balance Threshold, Excess Cash and Late Receipts shall be deleted from Section 1.01 of the Original Credit Agreement.

(c) Section 2.02(c) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $10,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of 6 Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.”

(d) Section 2.03(a)(vi) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(vi) Reserved.”

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 2

(e) Section 2.03(b) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(b) If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).”

(f) Section 3.04(c)(iv) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(iv) Reserved.”

(g) Section 6.02(c) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(c) Reserved.”

(h) Section 8.18 of the Original Credit Agreement shall be amended to read in its entirety as follows:

“Section 8.18 Reserved.”

(i) Section 8.20 of the Original Credit Agreement shall be amended to read in its entirety as follows:

“Section 8.20 Swap Agreements. The Borrower shall, or shall cause a Subsidiary to, enter into and maintain in effect, with one or more Approved Counterparties, a commodity price hedge position establishing minimum fixed prices acceptable to the Administrative Agent on a volume of Hydrocarbons equal to not less than 40% of the reasonably projected production from proved, developed, producing Oil and Gas Properties of the Borrower and its Subsidiaries on a rolling 18-month basis; provided that, the Borrower may proportionally reduce its hedge position through the termination or unwinding of Swap Agreements in connection with the sale of Oil and Gas Properties permitted pursuant to Section 9.10 such that the Borrower’s hedge position following such sale of Oil and Gas Properties and corresponding reduction in hedge position shall cover a substantially similar percentage of the total volume of Hydrocarbons produced by the Borrower for the applicable periods as did the Borrower’s hedge position prior to the sale of such Oil and Gas Properties and corresponding reduction in hedge position.”

(j) Section 9.01(b) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(b) Reserved.“

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 3

(k) Section 9.04(a)(iii) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(iii) the Borrower may redeem, retire, or repurchase its Equity Interests so long as (A) the aggregate amount of cash paid in respect of all such Equity Interests redeemed, retired or repurchased in any calendar year does not exceed $10,000,000, (B) no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom, and (C) the Borrowing Base Utilization Percentage is less than 85%.”

(1) Annex I to the Original Credit Agreement shall be replaced with Annex I attached to this Amendment

4. Increase of Borrowing Base. As of the Effective Date, the Borrowing Base is hereby increased from $85,000,000 to $90,000,000. The parties hereto agree that the foregoing redetermination of the Borrowing Base constitutes the June 1, 2018 Scheduled Redetermination of the Borrowing Base pursuant to Section 2.07 of the Credit Agreement. The Borrowing Base, as increased hereby, shall remain in effect until next redetermined in accordance with the provisions of Section 2.07 of the Credit Agreement.

5. Limited Waiver. Borrower was not in compliance with the provisions of Section 8.20 of the Credit Agreement regarding Swap Agreements for the period ending June 30, 2018. Such noncompliance is an Event of Default under the Credit Agreement (the “Subject Event of Default”). Subject to the provisions of this Amendment, the Lenders waive the Subject Event of Default. Except as expressly set forth in this Section 5, nothing in this Amendment is intended to affect the continuing obligations of the Loan Parties to comply with, or the continuing rights of the Lenders, the Issuing Bank and the Administrative Agent with respect to, any provision of the Credit Agreement or the other Loan Documents.

6. Certain Representations. The Borrower represents and warrants that, as of the Effective Date: (a) the Borrower has full power and authority to execute the Modification Papers to which it is a party and such Modification Papers constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (b) no authorization, approval, consent or other action by, notice to, or filing with, any Governmental Authority or other Person is required for the execution, delivery and performance by the Borrower thereof; and (c) no Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment. In addition, the Borrower represents that after giving effect to the Modification Papers, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (provided that any such representations or warranties that are, by their terms, already qualified by reference to materiality or Material Adverse Effect shall be true and correct without regard to such additional materiality qualification) on and as of the Effective Date as if made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects (or true and correct without regard to such additional materiality qualification, as applicable) as of such earlier date.

7. No Further Amendments. Except as previously amended or waived in writing or as amended or waived hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties thereto.

8. Acknowledgments and Agreements. The Borrower acknowledges that on the date hereof all outstanding Secured Obligations are payable in accordance with their terms, and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. Each of the Borrower, the

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 4

Administrative Agent, the Issuing Bank and the Lenders does hereby adopt, ratify and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement is and remains in full force and effect. The Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Amendment.

9. Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the other Loan Documents, or (b) to prejudice any other right or rights that the Administrative Agent, the Issuing Bank or the Lenders now have or may have in the future under or in connection with the Credit Agreement and the other Loan Documents or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

10. Confirmation of Security. The Borrower hereby confirms and agrees that all of the Security Instruments that presently secure the Secured Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Secured Obligations as described in the Credit Agreement.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be deemed effective as delivery of a manually executed counterpart of this Amendment.

12. Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law, Jurisdiction, Consent to Service of Process” is incorporated herein by reference for all purposes.

13. Release. To induce the Administrative Agent, the Issuing Bank and the Lenders to agree to the terms hereof, Borrower represents and warrants that as of the Effective Date, there are no claims or offsets or defenses or counterclaims to Borrower’s obligations under the Loan Documents, and in accordance therewith Borrower:

(a) waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising under the Loan Documents prior to the Effective Date; and

(b) releases and discharges each of the Administrative Agent, the Issuing Bank, the Lenders and their respective Related Parties (collectively, the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which Borrower ever had, now has or claims to have or may have against any Released Party arising prior to the Effective Date and from or in connection with the Loan Documents or the transactions contemplated thereby.

14. Entirety, Etc. This Amendment, the other Modification Papers and all of the other Loan Documents embody the entire agreement among the parties. THIS AMENDMENT, THE OTHER MODIFICATION PAPERS AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[This space is left intentionally blank. Signature pages follow.]

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 5

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

BORROWER:	PRIMEENERGY CORPORATION

	By:	/s/ Beverly A. Cummings
Name: Beverly A. Cummings
Title: Executive Vice President

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page S-1

ADMINISTRATIVE AGENT:	COMPASS BANK, as Administrative Agent

	By:	/s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Managing Director

ISSUING BANK:	COMPASS BANK, as Issuing Bank

	By:	/s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Managing Director

LENDER:	COMPASS BANK,
as a Lender

	By:	/s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Managing Director

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –Signature Page S-2

LENDER:	CITIBANK, N.A.,
as a Lender

	By:	/s/ Ryan Watson
Name: Ryan Watson
Title: SVP

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –Signature Page S-3

LENDER:	WELLS FARGO BANK, N.A.,
as a Lender

	By:	/s/ Ellen Cheng
Name: Ellen Cheng
Title: Vice President

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –Signature Page S-4

LENDER:	FIFTH THIRD BANK,
as a Lender

	By:	/s/ Justin Bellamy
Name: Justin Bellamy
Title: Director

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –Signature Page S-5

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
Compass Bank	33.333333333%	$100,000,000.00
Wells Fargo Bank, National Association	27.777777778%	$83,333,333.33
Citibank, N.A.	22.222222222%	$66,666,666.67
Fifth Third Bank	16.666666667%	$50,000,000.00
TOTAL:	100.000000000%	$300,000,000.00

ANNEX–Page Solo